LOAN AND SECURITY AGREEMENT

Date: June 26, 2000

      THIS AGREEMENT is made between

      BROWN BROTHERS HARRIMAN & CO. (the "Lender"), a limited partnership organized under the laws of the State of New York with offices at 40 Water Street, Boston, Massachusetts        and

      WESTERBEKE CORPORATION (the "Borrower"), a Delaware corporation with its principal executive offices at Avon Industrial Park, Avon, Massachusetts in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

WITNESSETH:

ARTICLE 1 - DEFINITIONS.

      As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

"Acceptable Accounts":

      (a)    Such of the Borrower's Accounts and Accounts Receivable (as defined below) as arise in the ordinary course of the Borrower's business for goods sold and/or services rendered by the Borrower (net of Reserves), which Accounts and Accounts Receivable have been determined by the Lender to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's trade customers as the Lender determines to be satisfactory, in the Lender's sole discretion in each instance, as to which Accounts and Accounts Receivable the Lender has a perfected security interest which is prior and superior to all security interests, claims and Encumbrances.

(b) The following is a partial listing of those types of accounts or accounts receivable which are not Acceptable Accounts:

          (i)    Any which is more than ninety (90) days old from invoice as shown on the agings of the Borrower's accounts receivable furnished the Lender from time to time (each of which agings shall be prepared in accordance with generally accepted auditing standards).

(ii) Any which, when aggregated with all of the accounts of that Account Debtor, exceeds 40% of the then aggregate of Acceptable Accounts.

          (iii)    Any which arises out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).

(iv) Any which arises out of any sale made on a "bill and hold," dating, or delayed shipping basis.
(v) Any which is owed by any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia.
(vi) Any which is owed by any Related Entity
(vii) Any as to which the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback (but only to the extent of such right of claim, counterclaim, set off or chargeback).
(viii) Any which is evidenced by a promissory note.
(ix) Any which is owed by any person employed by, or a salesperson of, the Borrower.
(x) Any which the Lender in its reasonable discretion considers unacceptable for any reason.

"Acceptable Inventory": such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, (net of Inventory Reserves) as the Lender in its reasonable discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.

"Acceptances": any acceptance, by the Lender, of a draft on the Borrower.

"Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "Contract Rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account, excluding foreign tax refunds and foreign tax abatements.

"Account Debtor": has the meaning given that term in the UCC.

"Affiliate": means, with respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

"Availability": is defined in Section 2-1(b).

"Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

"Base": The Base Rate announced from time to time by the Lender (or any successor in interest to the Lender). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

"Base Margin Loan": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

"Base Margin Rate": Base plus zero (0%) per annum.

"Borrower": is defined in the Preamble.

"Borrowing Base": The lesser, on any day, of

(a) the amount determined in accordance with Section 2-1(b)(i); or

      (b)    the amount determined in accordance with Section 2-1(b)(ii) hereof, in each instance ((a) or (b)) determined without deduction from said amount of the unpaid principal balance of the Loan Account on that day.

"Borrowing Base Certificate": is defined in Section 9-4.

"Business Day": any day other than (a) a Saturday, Sunday; (b) a day on which the Lender is not open to the general public to conduct business; or (c) a day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business, provided, however, for purposes of the selection or renewal of, or conversion to any Libor Loan, "Business Day" shall also exclude any day on which the London interbank market is not open.

"Capital Lease": any lease which may be capitalized in accordance with GAAP.

"Change in Control": The occurrence of any of the following:

      (a)    The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower

      (b)    More than half of the persons who were directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Borrower.

"Chattel Paper": has the meaning given that term in the UCC.

"Collateral": is defined in Section 3-1.

"Concentration Account": is defined in Section 7-1(b).

"Control": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

"Costs of Collection": includes, without limitation, all reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts).

"Deposit Account": has the meaning given that term in the UCC.

"Documents": has the meaning given that term in the UCC.

"Documents of Title": has the meaning given that term in the UCC.

"Employee Benefit Plan": as defined in ERISA.

"Encumbrance": each of the following:

      (a)    security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

(b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

"Environmental Laws": (a) any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.

"Equipment": includes (other than Excluded Equipment), without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, data processing equipment, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions, additions thereto, and substitutions therefor.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate": any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

"Events of Default": is defined in Article 10.

"Excluded Equipment": as set forth on EXHIBIT 1.

"Fixtures": has the meaning given that term in the UCC.

"GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Lender and the Borrower, the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

"General Intangibles": includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower, excluding foreign tax refunds and foreign tax abatements.

"Goods": has the meaning given that term in the UCC.

"Hazardous Materials": any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

"Indebtedness": all indebtedness and obligations of or assumed by any Person: (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) or evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (iv) in connection with the sale or discount of accounts receivable or chattel paper of the Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

"Indemnified Person": is defined in Section 14-11.

"Instruments": has the meaning given that term in the UCC.

"Interest Period":

      (a)    With respect to each Libor Loan, the period commencing on the date of the making or continuation of or conversion to such Libor Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion.

      (b)    With respect to each Base Margin Loan, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrower may elect in the applicable Notice of Borrowing or Conversion.
Provided that:

          (i)    any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day except, with respect to Libor Loans, if such Business Day falls in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii)    any Interest Period applicable to a Libor Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end, subject to clause (iii) below, on the last Business Day of a calendar month;

(iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date except that no Libor Loan shall have an Interest Period of less than one (1) month.

"Interest Payment Date": With reference to:

(a) any Libor Loan the first day of each month and the last day of each Interest Period.
(b) any Base Margin Loan, the first day of each month and the Termination Date.

"Inventory": includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

"Investment Property": has the meaning given that term in the UCC.

"L/C": any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

"L/C Agreement": is defined in Section 2-14.

"Lease": any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

"Lender": is defined in Preamble.

"Lender's Rights and Remedies": is defined in Section 11-6.

"Liabilities" includes, without limitation, all and each of the following, whether now existing or hereafter arising:

(a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower arising from this Agreement to the Lender, each of every kind, nature, and description.

      (b)    Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender arising from this Agreement (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, Indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

(c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender arising from this Agreement, each of every kind, nature, and description.

      (d)    All interest, fees, and charges and other amounts arising from this Agreement which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

      (e)    All reasonable costs and expenses incurred or paid by the Lender in respect of this Agreement (including, without limitation, Costs of Collection, and all reasonable court and litigation costs and expenses).

(f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with this Agreement.

"Libor Loan": any loan bearing interest at the Libor Rate.

"Libor Rate": for any Interest Period with respect to a Libor Loan, that per annum rate determined by application of the following formula:

Libor Offer Rate plus two hundred fifty (250) basis points. In the event that it is determined that the Lender may be subject to the Reserve Percentage the Libor Rate shall be revised to mean with respect to any Interest Period for each Libor Loan, an interest rate per annum equal at all times during such Interest Period to the sum of (i) the Libor Offer Rate divided by (ii) one minus the Reserve Percentage plus (iii) two hundred fifty (250) points.

"Libor Offer Rate": that rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Lender to be the prevailing rate per annum at which deposits on U.S. Dollars are offered to the Lender by first-class banks in the London interbank market in which the Lender regularly participates at a time reasonably contemporaneous to the giving of a Renewal/Conversion Notice, not less Two (2) Business Days before the first day of the Interest Period of the loan referenced in such Renewal/Conversion Notice, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

"Loan Account": is defined in Section 2-5.

"Loan Documents": this Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

"Material Accounting Change": any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place.

"Outstanding": when referring to any L/C or Acceptance, any L/C or Acceptance which has not then expired, on which payment has not then been made.

"Person": any natural person, and any corporation, trust, partnership, joint venture, or other enterprise or entity.

"Proceeds": include, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in Sections 3-1, below.

"Receipts": all cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

"Receivables Collateral": refers to that portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

"Related Entity": refers to (a) any Affiliate; and (b) any corporation, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or any Affiliate of the Borrower.

"Renewal / Conversion Notice": is defined in Section 2-9(a).

"Requirement of Law": as to any Person: (a)(i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible; (b) that Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

"Reserve Percentage": the decimal equivalent of that rate applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of the Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

"Reserves": such reserves as may be established by the Lender from time to time in its reasonable discretion.

"Revolving Credit": is defined in Section 2-1.

"Revolving Credit Note": is defined in Section 2-6.

"Securities": has the meaning given that term in the UCC.

"Stated Amount": the maximum amount for which an L/C or Acceptance may be honored.

"Termination Date": is defined in Section 13-1.

"UCC": the Uniform Commercial Code in effect from time to time in the Commowealth of Massachusetts (Mass. Gen. Laws, Ch. 106).

ARTICLE 2- THE REVOLVING CREDIT.

      2-1.    Establishment of Revolving Credit.

      (a)    The Lender hereby establishes a discretionary revolving line of credit (the "Revolving Credit") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, may make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower in the Lender's discretion. Without any obligation of the Lender to make any such loan or advance, or to provide any such financial accommodation, the amount of the Revolving Credit may be determined by the Lender by reference to Availability (as defined below), as determined by the Lender from time to time hereafter. All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities (as defined below) to the Lender under or pursuant to this Agreement, are payable ON WRITTEN DEMAND.

      (b)    As used herein, the term "Availability" refers at any time to the lesser of (i) or (ii), below, where:

(i)	is up to:
	(A)	Five Million Dollars ($5,000,000.00).
Minus
	(B)	The then unpaid principal balance of the Loan Account.
Minus
(C)

The aggregate amounts then undrawn on all outstanding L/C's, Acceptances, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.

(ii)	is up to:
	(A)	Eighty (80%) percent of the face amount (determined by the Lender in the Lender's reasonable discretion) of each of the Borrower's Acceptable Accounts (as defined below).
Plus
	(B)	The lesser of
(I) Three Million Five Hundred Thousand Dollars ($3,500,000.00) or

(II)    Forty (40%) percent of the value of the Borrower's Acceptable Inventory, as defined below (Acceptable Inventory being valued at the lower of cost or market after deducting all transportation, processing, handling charges, and all other costs and expenses affecting the value thereof, subject to such Inventory Reserves as the Lender may establish from time to time, all as determined by the Lender in its reasonable discretion ).

Minus
	(C)	The then unpaid principal balance of the Loan Account.
Minus
(D)

The aggregate amounts then undrawn on all outstanding L/C's, Acceptances, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.

      (c)    Availability shall be based upon Borrowing Certificates furnished as provided in Section 9-4, below.

      (d)    The proceeds of borrowings under the Revolving Credit shall be used solely for working capital purposes of the Borrower.

      2-2.    Discretionary Advances.

      (a)    The Revolving Credit is not a committed line of financing. The formulae included in Section 2-1(b), above, are solely for the Lender's guidance and for the monitoring of the Borrower's financial condition.

      (b)    The making of loans, advances, and credits by the Lender in excess of the Borrowing Base is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans constitute Liabilities. The making of any such loans, advances, and credits in excess of the Borrowing Base on any one occasion shall not obligate the Lender to make any such loans, credits, or advances on any other occasion nor to permit such loans, credits, or advances to remain outstanding. The Borrower recognizes that Availability is only one of several factors considered by the Lender in its determination whether to make a loan, credit, or advance under the Revolving Credit.

      2-3.    Risks of Value of Accounts and Inventory. The Lender's reference to a given asset for monitoring concerning the Lender's making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks of the creditworthiness of all Accounts and Accounts Receivable are and remain upon the Borrower. Reference by the Lender to a particular Account owed by a particular Account Debtor for guidance and/or monitoring shall not obligate the Lender to rely upon any other Account owed by the same Account Debtor to be acceptable for lending or to continue to rely upon that account. All risks of the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

      2-4.    Procedures Under Revolving Credit.

      (a)    The Borrower may request loans and advances under the Revolving Credit from time to time under, in each instance in accordance with such procedures as may from time to time be acceptable to the Lender.

      (b)    The Lender, subject to the terms and conditions of this Agreement, and in the Lender's discretion in each instance, may provide the Borrower with the loan so requested.

      (c)    A loan or advance shall be deemed to have been made under the Revolving Credit upon the date that the Borrower received unconditional access to such loan or advance or the date on which the amount of such loan or advance was otherwise charged to the Loan Account in accordance with the terms of this Agreement.

          (i)    There shall not be any recourse to, nor liability of, the Lender on account of any of the following:

(A) Any delay in the Lender's making of , and/or any decline by the Lender to make, any loan or advance requested under the Revolving Credit.
(B) Any delay in the proceeds of any such loan or advance constituting collected funds.

      (C)    any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

      (iii)    The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

      (c)    A request by the Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C Acceptance, foreign exchange contract, or any other accommodations shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

(i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished the Lender pursuant to this Agreement.
(i) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.
(ii) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request.

      (d)    The Borrower shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made pursuant to Section 2-4(b)(i).

      (e)(i)    The Borrower may request that the Lender issue L/C's and Acceptances for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender, and which may include, without limitation, (A) telephone notice to such person as may be designated by the Lender or (B) written notice.

(ii)    The Lender, in the Lender's discretion in each instance, may issue any L/C and Acceptances so requested by the Borrower, provided that the aggregate Stated Amount, following the requested issuance thereof, would not exceed the lesser of Availability or Five Million Dollars ($5,000,000.00) and provided that the L/C and Acceptance (if so issued) is in form satisfactory to the Lender .

(iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C and Acceptance as may be required by the Lender

      (f)    The Lender, without the request of the Borrower, may advance under the Revolving Credit any amount which the Borrower is obligated to pay to the Lender or for which the Borrower or the Lender becomes obligated on account of, or in respect to, any L/C and Acceptances. Such advance shall be made and even if such advance would result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 2-7(b), below.

      2-5.     The Loan Account.

      (a)    An account (the "Loan Account") shall be opened on the books of the Lender, in which Loan Account a record may be kept of all loans made by the Lender to the Borrower under or pursuant to this Agreement and of all payments thereon.

      (b)    The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

      (c)    All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

      (d)    Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit.

      (e)    The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 2-7(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

      (f)    Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within ninety (90) days from the receipt of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

      2-6.      The Revolving Credit Note. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the " Revolving Credit Note") in the form of EXHIBIT 2-6, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

      2-7.    Payment of Loan Account.

      (a)    The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the sooner of termination of the Revolving Credit (as to which, see Article 13, below) or upon written demand.

      (b)    The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed the Borrowing Base.

      (c)    The Borrower shall repay the then entire unpaid balance of the Loan Account upon the Lender's WRITTEN DEMAND.

      2-8.    Interest.

      (a)    Revolving Credit Loans shall initially bear interest at the Base Margin Rate and thereafter shall bear interest at the Base Margin Rate or the Libor Rate, as specified from time to time by the Borrower in the Renewal/Conversion Notice with respect to the subject Revolving Credit Loan or as otherwise provided in this Agreement.

      (b)    The Borrower shall pay interest on each Revolving Credit Loan in arrears on the applicable Interest Payment Date for that Loan.

      (c)    Following written demand, the notification in writing of the continuance of any Event of Default, or the entry of an order for relief under the Bankruptcy Code with respect to the Borrower (and whether or not the Lender exercises the Lender's rights on account thereof), all loans and advances made under the Revolving Credit shall bear interest at a rate which is the aggregate of that provided for in Subsection (2-8(a)), above, plus two (2%) percent per annum.

      2-9.    Duration of Interest Periods.

      (a)    Subject to the limitations described herein, the Borrower shall have the option to elect a subsequent Interest Period to be applicable to a Revolving Credit Loan by giving notice of such election (a "Renewal / Conversion Notice") in the form of EXHIBIT 2-9(a), annexed hereto received no later than 10:00 a.m. Boston time One Business Day before the end of the then applicable Interest Period if such Loan is to be converted to a Base Margin Loan and Two Business Days before (and not counting) the end of the then applicable Interest Period if such Loan is to be continued as, or converted to, a Libor Loan.

      (b)    If the Lender does not receive a notice of election of, or conversion to, an Interest Period for a Libor Loan pursuant to subsection (a) within the applicable time limits specified therein, the Borrower shall be deemed to have elected to convert such Loan in whole into a Base Margin Loan on the last day of the then current Interest Period with respect thereto.

      (c)    The Borrower shall not select, renew, or convert any Revolving Credit Loan such that there are more than ten (10) interest rates applicable to the Revolving Credit Loans at any one time.

      (d)    Libor Loans shall each be in an amount of not less than One Hundred Thousand Dollars ($100,000.00) and Fifty Thousand Dollars ($50,000.00) increments in excess of such minimum

      2-10.    Changed Circumstances. In the event that:

      (a)    on any day on which the rate for a Libor Loan would otherwise be set, the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining either such rate; or

      (b)    at any time the Lender shall have determined in good faith (which determination shall be final and conclusive) that:

      (i)    the continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the applicable market or (B) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

      (ii)    the indices on which the interest rates for Libor Loan shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Lender shall forthwith so notify the Borrower thereof in writing. Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to make Libor Loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended. If at the time the Lender so notifies the Borrower in writing, the Borrower has previously given the Lender a Renewal/Conversion Notice with respect to one or more Libor Loans, but such Revolving Credit Loans have not yet gone into effect, such notification shall be deemed to be void and the Borrower may borrow Revolving Credit Loans which are Base Margin Loans by giving a substitute Renewal/Conversion Notice. Upon the expiration of the Interest Period for any Libor Loan which is outstanding on the date of such notification, the amount of such Libor Loan shall thereafter constitute a Base Margin Loan.

      2-11.    Payments and Prepayments.

      (a)    Base Margin Loans may be prepaid at any time and from time to time without premium or penalty

      (b)    In the event of any prepayment of any Libor Loan, other than at the end of the Interest Rate Period applicable to the subject loan, the Borrower shall pay, a premium in respect of such repayment, which premium shall be determined as follows:
(Libor Rate - TBillRate) x PP x D
360
Where:
Libor Rate =	The Libor Rate of interest on that Libor Loan being prepaid.
TbillRate =

The effective per annum rate at which a readily marketable bond or other obligation of, or entitled to the full faith and credit of, the United States (selected by the Lender in the Lender's reasonable discretion) maturing on or near the end of the Interest Period for the subject Libor Loan and in approximately the amount of the Libor Loan being prepaid could be purchased on or about the date of the subject prepayment.

PP =	The amount of principal being prepaid.
D =	The number of days from the date on which the subject prepayment is made until the expiry of the Interest Period for the Libor Loan being prepaid.
x	Indicates multiplication.

      (c)    In the event that the TBill Rate is greater than the Libor Rate, there shall neither be any premium payable by the Borrower in respect of such repayment nor shall the Borrower be entitled to any rebate or credit.

      (d)    The Borrower shall prepay the Revolving Credit Loans such that the outstanding unpaid principal balance thereof does not at any time exceed Availability. Such prepayments shall be made first of Base Margin Loans and only then of Libor Loans.

      2-12.    Commitment Fees.

The Lender shall charge no commitment fee to the Borrower in connection with the establishment of the Revolving Credit.

      2-13.    Fees For L/C's.

      (a)    The Borrower shall pay to the Lender a fee, on account of L/C's, upon issuance and on the Termination Date, based upon the Lender's then current fee schedule for like L/C's

      (b)    In addition to the fee to be paid as provided in Subsection (a), above, the Borrower shall pay to the Lender, on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts on account of, or in respect to, each L/C.

      2-14.    Establishment of Letter of Credit and Banker's Acceptance.

      (a)    Upon the written, telephonic, or electronic request of the Borrower, the Lender agrees to cause the issuance of L/C's and/or Acceptances on behalf of a Borrower as provided herein. The Borrower may request issuance of L/C's and/or Acceptances in such manner as may from time to time be reasonably acceptable to the Lender. The Borrower shall execute and deliver to the Lender such further documents and instruments in connection with any L/C or Acceptance, as the Lender, in accordance with the Lender's then customary practices with respect to similar facilities, may reasonably request including, without limitation, the Lender's standard letter of credit agreements (the "L/C Agreement"). In the event of any inconsistency between the terms of the L/C Agreement and this Agreement the terms and conditions of the L/C Agreement shall control.

      (b)    The maximum aggregate amount of L/C's and Acceptances Outstanding at any one time shall not exceed the lesser of: (i) Five Million Dollars ($5,000,000.00) or (ii) the difference between Borrowing Base and the then unpaid principal balance of all Revolving Credit Loans.

      (c)    No L/C or Acceptance shall have a maturity date which is later than Three Hundred Sixty Five (365) days after the date of such L/C's or Acceptance's issuance.

      (d)    Upon the making of any request by or on behalf of the Borrower for issuance of an L/C or an Acceptance, the Borrower shall be deemed to have certified and represented, in addition to any other representation made herein or in any of the Loan Documents, that as of the date of such request, the conditions of Section 2-14(c) have been satisfied.

      2-15.    Banker's Acceptance Commissions. The Borrower shall pay to the Lender a commission equal to the Lender's standard acceptance rate for each Acceptance caused to be made by the Lender, which commission shall be payable at the issuance of the subject Acceptance and shall pay to the Lender such additional fees as may be required by the Lender based upon the Lender's then current fee schedule for like Acceptances.

      2-16.    Effect of Honor of L/C's and Acceptance. The Borrower shall reimburse the Lender for the amount of any honoring of any L/C or Acceptance. Any such honoring which is not so reimbursed on the Business Day when so honored shall constitute a Revolving Credit Loan.

      2-17.    Additional Provisions Relating to L/C's and Acceptances.

      (a)    The obligations of the Borrower with respect to L/C's and Acceptances shall be absolute and unconditional. The obligations of the Borrower with respect to L/C's and Acceptances shall rank pari passu with the obligations of the Borrower to repay all other Liabilities. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

      (b)    The Borrower will

(i) promptly examine the copy of any L/C and Acceptance (and any amendments thereof) sent to it by the Lender;
(ii) promptly examine all instruments and documents delivered to it from time to time by the Lender; and
(iii) promptly provide the Lender with written notice of any irregularity or claim of non-compliance with the instructions of such person or entity.

The Borrower is conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is so promptly given.

      (c)    The Borrower will

(i) procure promptly any necessary documentation, permits, or licenses for the import, export or shipping of the property in connection with which any L/C and/or Acceptance is issued;
(ii) comply with all foreign and domestic governmental requirements relating to the shipment or financing of such property; and
(iii) furnish such evidence that the above requirements have been fulfilled as the Lender reasonably may require.

      (d)    The Borrower will indemnify the Lender for and hold harmless against any and all claims, loss, liability, or damage, including reasonable attorneys' reasonable fees, howsoever arising from or in connection with the surrender or endorsement of any bill of lading, warehouse receipt or documents of title at any time held by the Lender, or any of its correspondents in connection with any L/C or Acceptance, other than arising from the Lender's gross negligence.

      (e)    As further security for the payment or performance of any and all other obligations and liabilities hereunder, certain or contingent, and also for the payment or performance of any and all other obligations and liabilities, certain or contingent, due or to become due, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Lender, the Borrower hereby

      (i)    recognizes and admits the Lender's security interest in, and, after the continuance of an Event of Default or demand, unqualified right to the possession and disposal of, any and all shipping documents, warehouse receipts, policies or certificates of insurance, and other documents accompanying or relative to any L/C or Acceptance (whether or not such documents, goods, or other property have been released to or upon the order of the Borrower under a security agreement or trust or bailee receipt) and in and to the proceeds of each and all of the foregoing; and

      (ii)    if any third party shall have joined in the application for the L/C and/or Acceptances, assigns and transfers to the Lender all right, title and interest of the Borrower in and to all property and interests which the Borrower may now or hereafter obtain from such third party arising in connection with the transaction to which the Acceptances relates, to the extent that same can be lawfully assigned.

      (f)    Following the notification in writing of the continuance of any Event of Default or written demand, the Lender, with power of substitution and revocation, may:

      (i)    sign, in the name of the Lender, and/or the name of any Borrower, any document called for from any Borrower and/or endorse, in the name of any Borrower, any and all notes, checks, drafts, documents of title, Documents of Title, or other instruments or documents in which the Lender or the Bank may at any time have any interest in connection with any L/C or Acceptance; and

(ii) perform any obligation or agreement in connection with any L/C or Acceptance which the Lender deems necessary or desirable to protect the Lender's right, powers and remedies under this Agreement.

      (g)    None of the Lender, the Lender's correspondents or any advising, negotiating, or paying bank with respect to any L/C or Acceptance, shall be responsible in any way for:

(i) performance by any beneficiary under any L/C or payee under any Acceptance of that beneficiary's or payee's obligations to the Borrower; or

      (ii)    the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C or Acceptance if (with respect to the foregoing) such documents on their face appear to be in order.

      (h)    The Lender may honor, as complying with the terms of any L/C or Acceptance and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C or Acceptance to draw or issue such drafts or other documents.

      (i)    Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes the Lender in good faith to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

      (j)    All directions, correspondence, and funds transfers relating to any L/C or Acceptance are at the risk of the Borrower. The Lender shall have discharged its obligations under any L/C and/or Acceptance which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). The Lender does not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

      (k)    The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

      (l)    Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Lender, and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

      (m)    If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

      (i)    impose, modify or deem applicable any reserve, special deposit or similar requirements against L/C's or Acceptances heretofore or hereafter caused to be issued by the Lender or with respect to which the Lender has an obligation to lend to fund drawings thereunder; or

(ii) impose on any Lender any other condition or requirements relating to any such L/C's or Acceptances;

and the result of any event referred to in clause (i) or (ii), above, shall be to increase the cost to the Lender of issuing or maintaining any L/C or Acceptance, then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the Lender clearly describing in writing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Lender, and the basis for determining such increased costs and their allocation, the Borrower within five (5) days after receipt of such notice shall pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender for such increased cost. The Lender's determination of costs incurred under clause (i) or (ii) above, shall be conclusive and binding on the Borrower in the absence of manifest error.

      (n)    The obligations of the Borrower under this Agreement with respect to L/C's and Acceptances are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

(i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C or Acceptance, or any other agreement or instrument relating thereto.
(ii) Any amendment or waiver of, or consent to the departure from, all or any of the above.
(iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of the L/C or payee of any Acceptance.
(iv) Any honoring of a drawing under any L/C or Acceptance, which drawing was nonconforming on account of minor nonsubstantive variances from the requirements of the subject L/C.

      2-18.    Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

      2-19.    Overdue Payments. Overdue amounts payable hereunder shall bear simple interest from and including the due date thereof until paid, payable on written demand, at a rate equal to the Base Margin Rate plus 2% per annum.

2-20.    Automatic Payment. Without limiting the Borrower's payment requirements hereunder, the Borrower authorizes the Lender to automatically debit the Borrower's demand deposit account with the Lender on the Interest Payment Date or such other dates when due for all interest, fees, costs, commissions, service charges and expenses due to the Lender.

      2-21.    Effect of Termination. Upon the termination of Revolving Credit for any reason, the Borrower shall pay the Lender, in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any accrued and unpaid fees; and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible, and shall make such arrangements concerning any L/C's or Acceptances then outstanding as are reasonably satisfactory to the Lender. Until such payment and arrangements are made and effected, all provisions of this Agreement, other than those contained in Article 2 or which otherwise may place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or to issue L/Cs or Acceptances for the account of the Borrower shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.

ARTICLE 3-GRANT OF SECURITY INTEREST

      3-1.    Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Borrower's Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):

(a)	All Accounts and Accounts Receivable.
(b)	All Inventory.
(c)	All General Intangibles.
(d)	All Equipment other than the Excluded Equipment.
(e)	All Goods.
(f)	All Fixtures.
(g)	All Chattel Paper.
(h)

All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

(i)	All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.
(j)

All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing or otherwise.

(k)	All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing including the right of stoppage in transit.

      3-2.    Extent and Duration of Security Interest. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full.

ARTICLE 4 - CONDITIONS PRECEDENT.

      Precedent to the effectiveness of this Agreement, the establishment of the financing arrangements contemplated hereby, and the making of the first loan under the Revolving Credit, the documents respectively described in Sections 4-1 through and including 4-5, each in form and substance satisfactory to the Lender shall have been delivered to the Lender, and the conditions respectively described in Sections 4-6 through and including 4-8, shall have been satisfied:

      4-1.    Corporate Due Diligence.

      (a)    A Certificate of corporate good standing issued by the Secretary of State of Delaware.

      (b)    Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

      (c)    A Certificate of the Borrower's Clerk/Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

      4-2.    Opinion. An opinion of counsel to the Borrower in form and substance satisfactory to the Lender.

      4-3.    Landlord's Waivers. Waivers (each in form reasonably satisfactory to the Lender) by each of the Borrower's landlords.

      4-4.    Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

      4-5.    Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

      4-6.    No Event of Default. No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

      4-7.    No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition, operating results, or cash flows from the Borrower's financial condition at _______________________.

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

      To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon and each of which may be made by the Lender in the Lender's discretion), the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

      5-1.    Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded in writing if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

      5-2.    Due Organization - Corporate Authorization - No Conflicts.

      (a)    The Borrower presently is and shall hereafter remain in good standing as a Delaware corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary unless failure to do so could not reasonably be expected to have a material adverse effect upon the Borrower.

      (b)    Each Related Entity is listed on EXHIBIT 5-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prompt written notice of any entity's ceasing to be a Related Entity and prior written notice of any entity's becoming a Related Entity.

      (c)    The Borrower has all requisite corporate power and authority to execute and deliver to the Lender all and singular the Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.

      (d)    The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security and mortgage interests by the Borrower as contemplated hereby); and the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

(i) Have been duly authorized by all necessary corporate action.
(ii) Do not, and will not, contravene in any material respect, to the best of the Borrower's knowledge, any provision of any Requirement of Law or obligation of the Borrower.

     (iii)    Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

      (e)    The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      5-3.     Maintain Accounts. To permit the Lender to monitor the Borrower's financial performance and condition, the Borrower shall maintain the Borrower's principal operating account with the Lender until all Liabilities have been paid in full and the Revolving Credit has been terminated.

      5-4.    Trade Names.

      (a)    EXHIBIT 5-4, annexed hereto, is a listing of:

(i) All names under which the Borrower ever conducted its business.

      (ii)    All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

      (b)    Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of this Agreement, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-4.

      5-5.    Infrastructure.

      (a)    The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted as described to the Lender.

      (b)    The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

      (c)    The conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

      5-6.    Locations. The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the chief executive offices of the Borrower stated in the Preamble of this Agreement, and at those locations which are listed on EXHIBIT 5-6, annexed hereto, which EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business (ii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles) or (iii) to dispose of obsolete equipment or inventory, the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on EXHIBIT 5-6 without the Lender's prior written consent.

      5-7.    Title to Assets. The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:

      (a)    The security interest created herein.

      (b)    Those Encumbrances (if any) listed on EXHIBIT 5-7, annexed hereto.

      (c)    Capitalized leases in an amount not to exceed $250,000.00.

      5-8.    Indebtedness. The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

      (a)    Any Indebtedness to the Lender.

      (b)    The Indebtedness (if any) listed on EXHIBIT 5-8, annexed hereto.

      (c)    Ordinary trade indebtedness incurred in the normal course of the Borrower's business.

      (d)    Such Indebtedness as may be approved by the Lender in writing.

      (e)    An amount not to exceed $100,000.00 in any single year.

      5-9.    Insurance Policies.

      (a)    EXHIBIT 5-9, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

      (b)    The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. All insurance carried by the Borrower shall provide for a minimum of twenty (20) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

      (c)    The Borrower shall advise the Lender of each claim in excess of $50,000.00 made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim. During the continuance of an Event of Default, the Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

      5-10.    Licenses. EXHIBIT 5-10, annexed hereto, is a schedule of all material license, distributor, franchise, and similar agreements issued to, or to which the Borrower is a party. Each of such agreements is in full force and effect. The Borrower is not in default or material violation of any such agreement and the Borrower has not received any notice or threat of cancellation of any such agreement.

      5-11.    Leases. EXHIBIT 5-11, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. The Borrower is not in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord.

      5-12.    Requirements of Law. To the best of the Borrower's knowledge, the Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

      5-13.    Maintain Properties. The Borrower shall:

      (a)    Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

      (b)    Not suffer or cause the waste or destruction of any material part of the Collateral.

      (c)    Not use any of the Collateral in violation of any policy of insurance thereon.

      (d)    Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

(i) The sale of Inventory in compliance with this Agreement.

      (ii)    The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

(iii) The turning over to the Lender of all Receipts as provided herein.

      5-14.    Pay Taxes

      (a)    The Borrower shall promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, its income or profits, or any properties belonging to it, prior to the date on which penalties or interest would attach thereto provided, however, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and an adequate reserve for the payment thereof is established on the books of the Borrower in accordance with generally accepted accounting principles. To the best of Borrower's knowledge, no agreement is extant which waives or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to any such tax, assessment, charge or claim. To the best of the Borrower's knowledge, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

      (b)    Except as disclosed on said EXHIBIT 5-14, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority.

      (c)    The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

      (d)    Upon written demand or notification of the continuance of an Event of Default, at its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other amounts which the Lender, in the Lender's reasonable discretion, deems necessary or desirable to protect, maintain, preserve, collect, or realized upon any asset of the Borrower or upon any of the Collateral (provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment).

      5-15.    No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U.T. and X. of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing from the Lender will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      5-16.    ERISA. To the best of the Borrower's knowledge, neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

(a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.
(b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.
(c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).
(d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.
(e) Accumulate any material funding deficiency within the meaning of ERISA.
(f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.
(g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

      5-17.    Hazardous Materials.

      (a)    To the best of the Borrower's knowledge, the Borrower has never: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

      (b)    The Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

      (c)    The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

      5-18.    Litigation. Except as set forth on Exhibit 5-18, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

      5-19.    Dividends or Investments. The Borrower shall not:

(a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

      (b)    Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, without providing twenty-one (21) days prior written notice to the Lender.

(c) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.
(d) Consolidate any of the Borrower's operations with those of any other corporation or other entity.
(e) Organize or create any Related Entity without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

      The Borrower may own, redeem, retire, purchase or acquire any of the Borrower's capital stock provided no such redemption, retirement, purchase or acquisition shall be made during the existence of an Event of Default and provided further that the occurrence of such redemption, retirement, purchase or acquisition shall not constitute an Event of Default.

      5-20.    Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

(a) Advance payments made to the Borrower's suppliers in the ordinary course.

      (b)    Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

(c) Loans or advances set forth on EXHIBIT 5-20, annexed hereto.

      5-21.    Protection of Assets. The Lender, at the Lender's reasonable discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

      5-22.    Line of Business. Without the consent of the Lender, the Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

      5-23.    Affiliate Transactions. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall

      (a)    be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

(b) not differ from that which would have been charged in an arms length transaction.

5-24.    Additional Assurances.

      (a)    The Borrower is not the owner of, nor has it any interest in, any personal property which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the loan arrangement contemplated hereby (Article 4), will be not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5-7, annexed hereto and leases) to secure the Liabilities and will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-7, above and leases).

      (b)    The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interest in the Collateral; and to comply with all applicable statutes and laws; and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein. A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

      5-25.    Adequacy of Disclosure.

      (a)    To the best of the Borrower's knowledge, all financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. To the best of the Borrower's knowledge, there has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

      (b)    To the best of the Borrower's knowledge, the Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

      (c)    To the best of the Borrower's knowledge, no document, instrument, agreement, or paper given to the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the Lender's execution of the within Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. To the best of Borrower's knowledge, there is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

      5-26.    Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.

      6-1.     Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable in excess of $50,000.00, which shall not be done without first obtaining the Lender's written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however (a) the Borrower shall furnish the Lender with those reports described in Section 9-4 below, with respect to any such adjustments or allowances and (b) the authority granted the Borrower pursuant to this Section may be limited or terminated by the Lender at any time in the Lender's discretion.

      6-2.    Validity of Accounts.

      (a)    The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.       (b)    During the continuance of an Event of Default, the Lender, from time to time (at the expense of the Borrower in each instance), may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including without limitation, by forwarding balance verification requests to the Borrower's Account Debtors), and with the Borrower's accountants, collection agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Lender with such information and materials as the Lender may request.

      (c)    The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

      (d)    The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

      6-3.    Notification to Account Debtors. The Lender shall have the right after providing written notification of the continuance of an Event of Default to the Borrower or written demand to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

      6-4    Use of Inventory Collateral.

      (a)    The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

(b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, such Inventory may be returned to the Borrower without the consent of the Lender.

      6-5.    Returned Inventory.

      (a)    The Borrower will provide the Lender with written notice promptly upon the occurrence of any event described in Subsection 6-5(b), below, and shall hold any Inventory which is subject to such event for such disposition as the Lender may direct. If the Lender does not issue specific instructions to the Borrower concerning such Inventory within Five (5) days of the giving of such written notice, the Borrower may dispose thereof in such manner as the Borrower reasonably may deem to accord with sound business practice (subject to any requirements of applicable law and subject to the Lender's security interest in any Collateral that may arise from the resale or other disposition thereof by the Borrower), provided, however, in the event any such Inventory consists of perishable items, the Borrower may dispose of such perishables in accordance with the provisions of this Section without awaiting instructions from the Lender in respect thereto.

(b) Subsection (a) of this Section relates to any of the following Inventory with an aggregate value in excess of $250,000.00:
(i) Any which is returned by any Account Debtor to the Borrower (whether or not such return has been agreed to by the Borrower) and is not in turn returned by the Borrower to such Account Debtor.
(ii) Any which is repossessed by the Borrower
(iii) Any which is downgraded in quality or has its marketability otherwise affected.
(iv) Any which is detained from, or refused entry into, or required to be removed from the United States by the appropriate governmental authorities.

      6-6.    Inventory Quality. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances). No tangible personal property of the Borrower is or will be stored or entrusted with a bailee or other third party.

ARTICLE 7 - RECEIVABLES.

      7-1.    Proceeds and Collection of Accounts.

(a) It is recognized and intended that all Receipts constitute Collateral and proceeds of Collateral. A portion of the Receivables Collateral consists of Receipts.

      (b)    Upon the earlier to occur of (i) written demand, or (ii) written notification of the continuation of an Event of Default, at the option of the Lender, the Borrower shall cause each of the Borrower's Account Debtors to forward all Receipts proceeds of the Receivables Collateral directly to a lock box, blocked account, or similar recipient (the "Concentration Account") designated by the Lender and over which the Lender has sole access and control and the Borrower shall execute such additional documentation as the Lender may reasonably require in connection therewith.

      (c)    All Receipts and collections of the Receivables Collateral which, notwithstanding the provisions of Subsection 7-1(b) are received by the Borrower or come under the control of the Borrower shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Concentration Account, or as otherwise instructed by the Lender.

      7-2.    Proceeds and Collection of Accounts Held in Trust.

      In the event that, notwithstanding the provisions of this Article, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

      7-3.    Payment of Liabilities.

      (a)    On each Business Day, the Lender shall apply, towards the unpaid principal balance of the Loan Account, the aggregate of Receipts and Receivables Collateral received by the Lender provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made two (2) Business Days after such application other than payments made in cash or by wire transfer, which payments shall be deemed to be made on the date received by the Lender.

(b) The following rules shall apply to payments under and pursuant to this Agreement:
(i) Funds shall be deemed to have been received by the Lender on the Business Day on which received, provided that notice of such receipt is available to the Agent by 2:00PM on that Business Day.
(ii) If notice of receipt is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.
(iii) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT.

      8-1.    Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, exercisable after the earlier to occur of (i) written demand, (ii) written notification of the continuation of an Event of Default, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

(a) Prosecute, defend, compromise, or release any action relating to the Collateral.

      (b)    Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

      (c)    Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

      (d)    Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

(e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.
(f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.
(g) Use, license or transfer any or all General Intangibles of the Borrower.
(h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

      8-2.    No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9 -REPORTING REQUIREMENTS/ FINANCIAL COVENANTS.

      9-1.    Maintain Records. The Borrower shall at all times

      (a)    Keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

      (b)    Keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

      (c)    Retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

(d) Not change the Borrower's fiscal year.
(e) Not change the Borrower's taxpayer identification number.

      9-2.    Access to Records. (a)    The Borrower shall accord the Lender and the Lender's representatives with reasonable access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender, and the Lender's representatives, shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

      (b)    The Borrower hereby authorizes the Lender and the Lender's representatives to:

      (i)    Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, which information or data is in the possession of the Borrower or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

      (ii)    Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

      9-3.    Immediate Notice to Lender.

      (a)    The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

(i) The completion of any physical count of the Borrower's Inventory (together with a copy of the certified results thereof).

          (ii)    Any ceasing of the Borrower's making of payments, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

(iii) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than Fifteen (15) days following the day on which such rent first came due.
(iv) Any material change in the business, operations, or financial affairs of the Borrower.
(v) The continuation of any Event of Default.

          (vi)    Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9-1(c)).

(vii) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.
(b) So long as any Liabilities remain outstanding , the Borrower shall:
(viii) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).
(ix) Provide the Lender, when received by the Borrower, with a copy of any material management letter or similar communications from any accountant of the Borrower.

      9-4.    Borrowing Base Certificate. At such intervals as the Lender may from time to time specify (monthly, unless notice to the contrary is so given), the Borrower shall provide the Lender with a borrowing base certificate (the "Borrowing Base Certificate") (in such form as the Lender may specify from time to time), which Certificate shall include a Schedule of all Receivables Collateral and Inventory which has come into existence since the date of such Schedule then most recently provided to the Lender.

      9-5.    Monthly Reports. Monthly, within Thirty (30) days following the end of the previous month, the Borrower shall provide the Lender with the following:

(a) An aging of the Borrower's accounts receivable as of the end of the subject month.
(b) A reconciliation of the above described aging to Availability and to the general ledger as of the end of the subject month.

      (c)    A Certificate (in such form as may be reasonably satisfactory to the Lender from time to time and signed by an officer of the Borrower concerning the Borrower's Inventory as of the end of the subject month.

     (d)    An internally prepared financial statement of the Borrower's financial condition at, and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison for the corresponding month of the then immediately previous year, as well as to any financial projections furnished to the Lender.

(e) Any report filed during the subject month with any insurance company with whom a reporting form of policy is carried.

      9-6.    Quarterly Reports. Quarterly, within Forty Five (45) days following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an unaudited financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year.

      9-7.    Annual Reports.

      (a)    Annually, within one hundred twenty (120) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

      (b)    Each annual statement shall be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Event of Default had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

      9-8.    Officers' Certificates. The Borrower shall cause an officer of the Borrower to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

      (a)    Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, with the exception of the Certificate which accompanies such annual statement to usual year end adjustments.

      (b)    Indicate either that (i) no Event of Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

      9-9.    Additional Financial Information. In addition to the foregoing, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other material additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time reasonably request from the Borrower.

      9-10.    Audits and Appraisals.

      (a)    The Lender may from time to time conduct commercial finance audits of the Borrower's books and records (in each event, at the Borrower's expense).

      (b)    The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower, and, after written demand or written notification of the continuation of any Event of Default, the Lender may conduct or obtain (in all events at Borrower's expense) physical counts, inventories and/or appraisals of the Collateral.

ARTICLE 10 - EVENTS OF DEFAULT.

      The continuation of any event described in this Article 10 respectively shall constitute an "Event of Default" herein.

      Nothing contained in this Article 10, or elsewhere in this Agreement, shall affect the demand nature of such of the Liabilities as are, by their terms, demand obligations, including, without limitation, loans and advances under the Revolving Credit. The occurrence of an Event of Default shall not be a prerequisite for the Lender's making demand or requiring payment of such Liabilities.

      Upon written notification of the continuation any Event of Default described in Section 10-8, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities of the Borrower to the Lender shall become immediately due and payable, at the option of the Lender. The written notification of the continuation of any Event of Default shall also constitute a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower related to this Agreement, whether such agreements, instruments, or papers now exist or hereafter arise.

      10-1.    Failure to Pay Revolving Credit. The failure by the Borrower to pay any regularly scheduled payment within three (3) days of when due or the failure to pay upon demand any amount due under the Revolving Credit.

      10-2.    Failure to Make Other Payments. The failure by the Borrower to pay upon demand (or within three (3) days of when due, if not payable on demand) any other Liabilities.

      10-3.    Failure to Perform Liability. Except as provided under Section 10.1, the failure by the Borrower to promptly, punctually and faithfully perform, discharge, or comply with any Liability.

      10-4.    Misrepresentation. The determination by the Lender that any material representation or warranty heretofore, now, or hereafter made by the Borrower to the Lender, in any document, instrument, agreement, or paper was not true or accurate when given.

      10-5.    Acceleration of Other Debt. The occurrence of any event such that any indebtedness in excess of $100,000.00 of the Borrower to any creditor, other than the Lender, could be accelerated.

      10-6.    Default Under Other Agreements. The occurrence of any event of default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

      10-7.    Business Failure. Any act by or relating to the Borrower, or its property or assets, which act constitutes the Borrower's application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over any of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.

      10-8.    Bankruptcy The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition seeking the entry of an order for relief under the Bankruptcy Code with respect to the Borrower or the adjudication of insolvency with respect to the Borrower, or the appointment of a receiver over any of the assets of the Borrower.

      10-9.    Judgment The entry of any judgment in excess of $50,000 against the Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

      10-10.    Restraint of Business. The entry of any court order which enjoins, restrains or in any way prevents the Borrower from conducting all or any part of its business affairs in the ordinary course and has a material adverse affect on the financial condition of the Borrower.

      10-11.    Trustee Process. The service of any process upon the Lender and/or the Bank seeking to attach by trustee process any funds in excess of $25,000.00 of the Borrower on deposit with the Lender.

      10-12.    Change in Control. Any Change In Control, without the prior written consent of the Lender.

      10-13.    Executive Management. The death, disability, or failure of John Westerbeke, Jr. at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement

      10-14.    Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of any of the Collateral in excess of $50,000.00.

      10-15.    Material Agreement. The default or termination under any material license, distributor, franchise or similar agreement used or useful in the operation of the Borrower's business.

      10-16.    Termination of Existence. The death, termination of existence, dissolution, winding up, or liquidation of the Borrower.

      10-17.    Default by Parent, Subsidiary or Affiliate. The occurrence of any of the foregoing Events of Default with respect to any parent, subsidiary, or affiliate of the Borrower, as if such parent, subsidiary, or affiliate were the "Borrower" described therein.

      10-18.    Challenge to Loan Documents.

      (a)    Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

      (b)    Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

      In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to written demand or the continuation of an Event of Default, the Lender shall have the following rights and remedies upon written demand or the written notification of a continuation of any Event of Default and at any time thereafter.

      11-1.    Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

(a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
(b) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
(c) To take possession of all or any portion of the Collateral.

      (d)    To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

(e) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

      11-2.    Sale of Collateral.

      (a)    Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems reasonable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.      (b)    Unless he Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the Lender's exercise of the Lender's rights and remedies upon default.

(c) The Lender may purchase the Collateral, or any portion of it at any public sale held under this Article.

      (d)    The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

      11-3.    Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

      11-4.    Grant of Nonexclusive License. The Borrower hereby grants to the Lender an unassignable royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

      11-5.    Assembly of Collateral. The Lender may reasonably require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

      11-6.    Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 - NOTICES.

      12-1.    Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:
If to the Lender:	Brown Brothers Harriman & Co. 40 Water Street Boston, Massachusetts 02109
	Attention: Fax:	Suzanne Dwyer Vice President 617 772-1138
With a copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108
	Attention: Fax:	Charles W. Stavros, Esquire 617 880-3456
If to the Borrower:	Westerbeke Corporation Avon Industrial Park Avon, Massachusetts
	Attention: Fax:	Gregory Haidemenos 508 559-9323
With a copy to:	Goodwin, Procter & Hoar LLP Exchange Place Boston, Massachusetts 02109
	Attention: Fax:	David F. Dietz, P.C 617 523-1231

      12-2.    Notice Given.

      (a) Notices shall be deemed given at the sooner of when actually received or (i) if by mail: Three (3) days following deposit in the United States mail, postage prepaid; (ii) By overnight express delivery: the Business Day following the day when sent; (iii) By hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day); and (iv) By Facsimile transmission: If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).

(b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM OF AGREEMENT.

      13-1.    Termination Of Revolving Credit and Agreement. The Revolving Credit shall be terminated ("Termination Date") upon the sooner of

(a) the entry of any order for relief with respect to the Borrower under the Bankruptcy Code; or
(b) at the Lender's option, the Lender's WRITTEN DEMAND.

This Agreement shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and this Agreement is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 14 - GENERAL.

      14-1.    Protection of Collateral. The Lender shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.

      14-2.    Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

      14-3.    Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

      14-4.    Amendments. Course of Dealing.

      (a)    This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined (any of which changes may be made by the Lender in its discretion) shall obligate the Lender to continue to determine Availability in that manner.

      (b)    The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded by the Lender in the event that any of such representations or warranties was not true and complete in all material respects when given.

      14-5.    Power of Attorney. During the continuance of an Event of Default and in connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

      14-6.    Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral received by the Lender, or of any other payments received hereunder, shall be applied toward the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable to the Lender for any deficiency remaining following such application.

      14-7.    Lender's Costs and Expenses. The Borrower shall pay promptly on written demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

      14-8.    Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

      14-9.    Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

      14-10.    Consent to Jurisdiction.

      (a)    The Borrower and the Lender agree that any legal action, proceeding, case, or controversy against the Borrower or the Lender (as the case may be) with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the parties hereto may elect in their sole discretion. By execution and delivery of this Agreement, the Borrower and the Lender , for themselves, accept, submit, and consent generally and unconditionally, to the jurisdiction of the aforesaid courts.

      (b)    The Borrower and the Lender WAIVE personal service of any and all process upon it, and irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower or the Lender (as the case may be) at their addresses for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

      (c)    The Borrower and the Lender WAIVE, at the option of the opposing party, any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consent to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

      (d)    The Borrower and the Lender agree that any action commenced by the Borrower or the Lender asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

      14-11.    Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of this Agreement or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The indemnification set forth herein shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

      14-12.    Syndication. The Lender may sell or assign all or a portion of the Lender's rights hereunder to one or more banks or other entities either through participations or syndications.

      14-13.    Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents

(a) Words in the singular include the plural and words in the plural include the singular.

      (b)    Headings (indicated by being underlined) and the Table of Contents are solely for convenience of reference and do not constitute a part of the instrument in which included and do not affect such instrument's meaning, construction, or effect.

(c) The words "includes" and "including" are not limiting.
(d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.
(e) Text which is underlined, shown in italics, shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.
(f) The words "may not" are prohibitive and not permissive.
(g) The word "or" is not exclusive.
(h) Terms which are defined in one section of an instrument are used with such definition throughout the instrument in which so defined.
(i) The symbol "$" refers to United States Dollars.
(j) References to "herein", "hereof", and "within" are to this entire Loan Agreement and not merely the provision in which such reference is included.
(k) Except as otherwise specifically provided, all references to time are to Boston time.

      (l)    In the determination of any notice, grace, or other period of time prescribed or allowed hereunder, unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

      (m)    The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-14 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

      14-14.    Intent. It is intended that

(a) This Agreement take effect as a sealed instrument.
(b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.
(c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.
(d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

      14-15.    Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender or from any participant with the Lender in the Liabilities (a "Participant") and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any Participant, whether for safekeeping or otherwise (regardless of the reason the Lender or the Participant had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender and any Participant, and may be applied or set off against the Liabilities and against the obligations of the undersigned to the Lender and any Participant.

      14-16.    Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

      14-17.    Waivers.

      (a)    The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section (b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

(b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
(i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
(ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

      (iii)    THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF THIS AGREEMENT (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

      (iv)    The benefits or availability of any stay, stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

      (v)    Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

(vi) Any claim to consequential, special, or punitive damages.

      14-18.    Receipt of Agreement. The Borrower acknowledges receipt of a completed copy of this Agreement.
Westerbeke Corporation ("Borrower")
/s/ Carleton F. Bryant III Carleton F. Bryant, III Executive Vice President, Treasurer and Secretary
Brown Brothers Harriman & Co. ("Lender")
/s/ Timothy T. Telman Timothy T. Telman Vice President

EXHIBITS

      An EXHIBIT's number refers to the Section of this Agreement in which that EXHIBIT is principally described or referred to. Any EXHIBIT referred to herein which is not annexed hereto shall be deemed to read "None" or "Not Applicable".

EXHIBIT:
1	:	Excluded Equipment
2-9(a)	:	Renewal/Conversion Notice
2-6	:	Revolving Credit Note
5-2	:	Related Entity
5-4	:	Trade Names; legal status; etc.
5-6	:	Locations
5-7	:	Encumbrances
5-8	:	Indebtedness
5-9	:	Insurance Policies
5-10	:	Licenses, Distributor, and Franchise Agreements
5-11	:	Leases
5-14	:	Taxes
5-20	:	Loans